EXHIBIT 99.1
EZCORP REPORTS RECORD EARNINGS
Annual Net Income Increases 42%
AUSTIN, Texas (November 4, 2010) — EZCORP, Inc. (Nasdaq: EZPW), a leading provider of specialty financial services, today announced results for its fourth fiscal quarter and 2010 fiscal year ended September 30, 2010.
EZCORP’s net income for the quarter increased 33% to $27.9 million ($0.56 per share) compared to $20.9 million ($0.42 per share) for the prior year quarter. Total revenues for the quarter increased 20% over the prior year period to $198.2 million.
Consolidated operating income improved 32% to $40.1 million (33% of net revenue) from $30.3 million (31% of net revenue) in the prior year quarter. Store level operating income improved $9.3 million in the Company’s U.S. Pawn operations, $0.4 million in its Empeño Fácil Mexico Pawn segment and $3.9 million in its EZMONEY operations.
For the fiscal year ended September 30, 2010, net income increased 42% to a record $97.3 million ($1.96 per share) compared to $68.5 million ($1.42 per share) for the prior year. Total revenues grew 23% to $733.0 million while operating income increased 40% to $141.9 million. The pre-tax contribution from the Company’s strategic affiliates, Albemarle & Bond and Cash Converters International, increased to $10.8 million from $5.0 million in the prior year.
Commenting on these results, President and Chief Executive Officer, Paul Rothamel, stated, “We are pleased to report another record year, with strong contributions from each of our operating segments. The keys to our successful year were driving strong top-line revenue growth, further leveraging our expense base to enhance margins, effectively managing bad debt to record lows, and the strong, quality growth in our earning assets. Overall, we delivered a 21% return on equity for the year.”
Rothamel concluded, “In a year of significant transition at the top of the organization, the EZCORP team members delivered another outstanding performance. We had strong earnings growth, opened or acquired 127 new stores in the U.S., Mexico and Canada and acquired a 33% stake in Cash Converters, all while reducing our long term debt and maintaining a strong balance sheet.”
The Company expects fiscal 2011 earnings per share to increase approximately 20% to $2.35, excluding the one-time charge described below.
As previously announced, in the first quarter of fiscal 2011, the Company will record a pre-tax charge of approximately $10.8 million related to the retirement of its former Chief Executive Officer, including $3.4 million attributable to cash payments and $7.4 million attributable to the vesting of restricted stock. After taxes, the charge will be approximately $7.0 million, or $0.14 per share, resulting in expected earnings per share for fiscal 2011 of approximately $2.21 on a GAAP basis.

ABOUT EZCORP
EZCORP is a leading provider of specialty consumer financial services. It provides collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At its pawn stores, the company also sells merchandise, primarily collateral forfeited from its pawn lending operations.
EZCORP operates more than 1,000 stores, including over 500 pawn stores in the U.S. and Mexico and over 500 short-term consumer loan stores in the U.S. and Canada. The company also has significant investments in Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 120 stores, and Cash Converters International Limited (CCV.L and CCV.AUS), which franchises and operates a worldwide network of over 500 stores that provide financial services and sell pre-owned merchandise.
Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including new store expansion and expected future earnings. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, actions of third parties who offer services and products in the Company’s locations and changes in the regulatory environment. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
For additional information, contact Investor Relations at (512) 314-2220.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended September 30,		Increase	Percent
	2010	2009	(Decrease)	Change
Revenues:
Merchandise sales	$52,670	$48,381	$4,289	8.9
Jewelry scrapping sales	53,968	40,313	13,655	33.9
Pawn service charges	45,168	37,392	7,776	20.8
Signature loan fees	36,699	34,935	1,764	5.0
Auto title loan fees	5,991	1,923	4,068	211.5
Other	3,672	1,857	1,815	97.7

Total revenues	198,168	164,801	33,367	20.2
Cost of goods sold:
Cost of merchandise sales	32,229	30,214	2,015	6.7
Cost of jewelry scrapping sales	35,176	25,559	9,617	37.6

Total cost of goods sold	67,405	55,773	11,632	20.9
Bad debt:
Signature loan bad debt	9,605	10,379	(774)	(7.5)
Auto title loan bad debt	1,119	227	892	393.0

Total bad debt	10,724	10,606	118	1.1

Net revenue	120,039	98,422	21,617	22.0

Operations expense	62,326	54,282	8,044	14.8
Administrative expense	13,384	10,605	2,779	26.2
Depreciation and amortization	3,973	3,275	698	21.3
(Gain) / Loss on sale/disposal of assets	227	(57)	284	(498.2)

Operating income	40,129	30,317	9,812	32.4

Interest income	(35)	(24)	(11)	45.8
Interest expense	314	361	(47)	(13.0)
Equity in net income of unconsolidated affiliates	(3,231)	(1,853)	(1,378)	74.4
Other	10	—	10	—

Income before income taxes	43,071	31,833	11,238	35.3
Income tax expense	15,219	10,894	4,325	39.7

Net income	$27,852	$20,939	$6,913	33.0

Net income per share, diluted	$0.56	$0.42	$0.14	33.3

Weighted average shares, diluted	49,672	49,287

			Amount or
			Percentage Point (ppt)
OTHER DATA:			Increase (Decrease)
Gross margin on merchandise sales	38.8%	37.5%	1.3	ppts
Gross margin on jewelry scrapping sales	34.8%	36.6%	(1.8)	ppts

Gross margin on total sales	36.8%	37.1%	(0.3)	ppts

Signature loan bad debt as percent of fees	26.2%	29.7%	(3.5)	ppts
Auto title loan bad debt as percent of fees	18.7%	11.8%	6.9	ppts

Annualized inventory turnover	4.0	3.6	0.4

Operating income margin	33.4%	30.8%	2.6	ppts

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Year Ended September 30,		Increase	Percent
	2010	2009	(Decrease)	Change
Revenues:
Merchandise sales	$228,120	$204,674	$23,446	11.5
Jewelry scrapping sales	171,411	118,922	52,489	44.1
Pawn service charges	163,695	130,169	33,526	25.8
Signature loan fees	139,315	133,344	5,971	4.5
Auto title loan fees	17,707	3,589	14,118	393.4
Other	12,797	6,758	6,039	89.4

Total revenues	733,045	597,456	135,589	22.7
Cost of goods sold:
Cost of merchandise sales	140,284	126,562	13,722	10.8
Cost of jewelry scrapping sales	110,838	77,027	33,811	43.9

Total cost of goods sold	251,122	203,589	47,533	23.3
Bad debt:
Signature loan bad debt	31,709	33,553	(1,844)	(5.5)
Auto title loan bad debt	2,735	380	2,355	619.7

Total bad debt	34,444	33,933	511	1.5

Net revenue	447,479	359,934	87,545	24.3

Operations expense	236,664	206,237	30,427	14.8
Administrative expense	52,740	40,497	12,243	30.2
Depreciation and amortization	14,661	12,746	1,915	15.0
(Gain) / Loss on sale/disposal of assets	1,528	(1,024)	2,552	(249.2)

Operating income	141,886	101,478	40,408	39.8

Interest income	(186)	(281)	95	(33.8)
Interest expense	1,385	1,425	(40)	(2.8)
Equity in net income of unconsolidated affiliates	(10,750)	(5,016)	(5,734)	114.3
Other	(93)	38	(131)	(344.7)

Income before income taxes	151,530	105,312	46,218	43.9
Income tax expense	54,236	36,840	17,396	47.2

Net income	$97,294	$68,472	$28,822	42.1

Net income per share, diluted	$1.96	$1.42	$0.54	38.0

Weighted average shares, diluted	49,576	48,076

			Amount or
			Percentage Point (ppt)
OTHER DATA:			Increase (Decrease)
Gross margin on merchandise sales	38.5%	38.2%	0.3	ppts
Gross margin on jewelry scrapping sales	35.3%	35.2%	0.1	ppts

Gross margin on total sales	37.1%	37.1%	0.0	ppts

Signature loan bad debt as percent of fees	22.8%	25.2%	(2.4)	ppts
Auto title loan bad debt as percent of fees	15.4%	10.6%	4.8	ppts

Annualized inventory turnover	4.0	3.6	0.4

Operating income margin	31.7%	28.2%	3.5	ppts

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

	September 30,
	2010	2009
Assets:
Current assets:
Cash and cash equivalents	$25,854	$44,764
Pawn loans	121,201	101,684
Signature loans, net	10,775	8,357
Auto title loans, net	3,145	1,663
Pawn service charges receivable, net	21,626	18,187
Signature loan fees receivable, net	5,818	5,599
Auto title loan fees receivable, net	1,616	529
Inventory, net	71,502	64,001
Deferred tax asset	23,208	15,670
Prepaid expenses and other assets	17,427	16,927

Total current assets	302,172	277,381

Investments in unconsolidated affiliates	101,386	38,851
Property and equipment, net	62,293	51,154
Deferred tax asset, non-current	60	6,311
Goodwill	117,305	100,719
Other assets, net	23,196	18,101

Total assets	$606,412	$492,517

Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long-term debt	$10,000	$10,000
Accounts payable and other accrued expenses	49,663	33,838
Customer layaway deposits	6,109	4,175
Federal income taxes payable	3,687	572

Total current liabilities	69,459	48,585

Long-term debt, less current maturities	15,000	25,000
Deferred gains and other long-term liabilities	2,525	3,247
Total stockholders’ equity	519,428	415,685

Total liabilities and stockholders’ equity	$606,412	$492,517

Pawn loan balance per ending pawn store	$240	$236
Inventory per ending pawn store	$142	$148
Book value per share	$10.55	$8.54
Tangible book value per share	$7.83	$6.14
Pawn store count — end of period	505	431
Signature loan store count — end of period	501	479
Shares outstanding — end of period	49,226	48,703

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts and percents)

	U.S. Pawn	Empeño	EZMONEY
	Operations	Fácil	Operations	Consolidated
Three months ended September 30, 2010:
Revenues:
Merchandise Sales	$48,944	$3,726	$—	$52,670
Scrap Sales	51,007	2,839	122	53,968
Pawn service charges	42,294	2,874	—	45,168
Signature loan fees	488	—	36,211	36,699
Auto title loan fees	398	—	5,593	5,991
Other	3,497	162	13	3,672

Total revenues	146,628	9,601	41,939	198,168

Merchandise cost of goods sold	30,112	2,117	—	32,229
Scrap cost of goods sold	32,896	2,226	54	35,176
Signature loan bad debt	195	—	9,410	9,605
Auto title loan bad debt	70	—	1,049	1,119

Net revenues	83,355	5,258	31,426	120,039

Operations expense	41,886	3,922	16,518	62,326

Store operating income	$41,469	$1,336	$14,908	$57,713

Gross margin on merchandise sales	38.5%	43.2%	N/A	38.8%
Gross margin on scrap sales	35.5%	21.6%	55.7%	34.8%
Gross margin on total sales	37.0%	33.8%	55.7%	36.8%
Annualized inventory turnover	4.0	4.0	N/A	4.0
Signature loan bad debt as percent of fees	40.0%	N/A	26.0%	26.2%
Auto title loan bad debt as percent of fees	17.6%	N/A	18.8%	18.7%
Store operating income margin	49.7%	25.4%	47.4%	48.1%
Pawn store count — end of period	390	115	—	505
Signature loan store count — end of period	6	—	495	501

Three months ended September 30, 2009:
Revenues:
Merchandise Sales	$45,909	$2,472	$—	$48,381
Scrap Sales	39,645	659	9	40,313
Pawn service charges	35,838	1,554	—	37,392
Signature loan fees	527	—	34,408	34,935
Auto title loan fees	322	—	1,601	1,923
Other	1,780	77	—	1,857

Total revenues	124,021	4,762	36,018	164,801

Merchandise cost of goods sold	28,649	1,565	—	30,214
Scrap cost of goods sold	25,098	455	6	25,559
Signature loan bad debt	247	—	10,132	10,379
Auto title loan bad debt	52	—	175	227

Net revenues	69,975	2,742	25,705	98,422

Operations expense	37,761	1,809	14,712	54,282

Store operating income	$32,214	$933	$10,993	$44,140

Gross margin on merchandise sales	37.6%	36.7%	N/A	37.5%
Gross margin on scrap sales	36.7%	31.0%	33.3%	36.6%
Gross margin on total sales	37.2%	35.5%	33.3%	37.1%
Annualized inventory turnover	3.6	2.7	N/A	3.6
Signature loan bad debt as percent of fees	46.9%	N/A	29.4%	29.7%
Auto title loan bad debt as percent of fees	16.1%	N/A	10.9%	11.8%
Store operating income margin	46.0%	34.0%	42.8%	44.8%
Pawn store count — end of period	369	62	—	431
Signature loan store count — end of period	6	—	473	479

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts and percents)

	U.S. Pawn	Empeño	EZMONEY
	Operations	Fácil	Operations	Consolidated
Year ended September 30, 2010:
Revenues:
Merchandise Sales	$214,598	$13,522	$—	$228,120
Scrap Sales	163,667	7,389	355	171,411
Pawn service charges	154,505	9,190	—	163,695
Signature loan fees	1,930	—	137,385	139,315
Auto title loan fees	1,659	—	16,048	17,707
Other	12,268	508	21	12,797

Total revenues	548,627	30,609	153,809	733,045

Merchandise cost of goods sold	131,825	8,459	—	140,284
Scrap cost of goods sold	104,531	6,137	170	110,838
Signature loan bad debt	641	—	31,068	31,709
Auto title loan bad debt	236	—	2,499	2,735

Net revenues	311,394	16,013	120,072	447,479

Operations expense	161,145	11,658	63,861	236,664

Store operating income	$150,249	$4,355	$56,211	$210,815

Gross margin on merchandise sales	38.6%	37.4%	N/A	38.5%
Gross margin on scrap sales	36.1%	16.9%	52.1%	35.3%
Gross margin on total sales	37.5%	30.2%	52.1%	37.1%
Annualized inventory turnover	3.9	4.3	N/A	4.0
Signature loan bad debt as percent of fees	33.2%	N/A	22.6%	22.8%
Auto title loan bad debt as percent of fees	14.2%	N/A	15.6%	15.4%
Store operating income margin	48.3%	27.2%	46.8%	47.1%
Pawn store count — end of period	390	115	—	505
Signature loan store count — end of period	6	—	495	501

Year ended September 30, 2009:
Revenues:
Merchandise Sales	$196,035	$8,639	$—	$204,674
Scrap Sales	117,013	1,900	9	118,922
Pawn service charges	124,396	5,773	—	130,169
Signature loan fees	2,293	—	131,051	133,344
Auto title loan fees	1,313	—	2,276	3,589
Other	6,646	112	—	6,758

Total revenues	447,696	16,424	133,336	597,456

Merchandise cost of goods sold	121,170	5,392	—	126,562
Scrap cost of goods sold	75,744	1,277	6	77,027
Signature loan bad debt	828	—	32,725	33,553
Auto title loan bad debt	124	—	256	380

Net revenues	249,830	9,755	100,349	359,934

Operations expense	140,525	5,833	59,879	206,237

Store operating income	$109,305	$3,922	$40,470	$153,697

Gross margin on merchandise sales	38.2%	37.6%	N/A	38.2%
Gross margin on scrap sales	35.3%	32.8%	33.3%	35.2%
Gross margin on total sales	37.1%	36.7%	33.3%	37.1%
Annualized inventory turnover	3.7	2.4	N/A	3.6
Signature loan bad debt as percent of fees	36.1%	N/A	25.0%	25.2%
Auto title loan bad debt as percent of fees	9.4%	N/A	11.2%	10.6%
Store operating income margin	43.8%	40.2%	40.3%	42.7%
Pawn store count — end of period	369	62	—	431
Signature loan store count — end of period	6	—	473	479